THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AVANTOR, INC.
* * * * *
The present name of the corporation is Avantor, Inc. (the “Corporation”). The Corporation was incorporated under the name “Vail Holdco Corp” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 3, 2017, which was amended and restated on November 21, 2017, amended on February 6, 2019 and May 16, 2019, and amended and restated on May 20, 2019 (the “Second Amended and Restated Certificate of Incorporation”). This Third Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”) and by the written consent of its stockholders in accordance with Section 228 of the DGCL.
The Second Amended and Restated Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is Avantor, Inc.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under DGCL.
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of stock that the Corporation shall have authority to issue is 825,000,000, which shall be divided into two classes as follows:

750,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and
75,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
I.    Capital Stock.
A. Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.
B. The Board of Directors has authorized the issuance of a series of Preferred Stock, the Series A mandatory convertible preferred stock, par value $0.01 (the “Mandatory Convertible Preferred Stock”), with the powers, preferences, rights, qualifications, limitations and restrictions as set forth in the certificate of designations for the Mandatory Convertible Preferred Stock attached hereto as Annex A.
C. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
D. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Third Amended and Restated Certificate of Incorporation (or any certificate of designation relating to such series of Preferred Stock).
E. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.
F. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common

Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
G. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Third Amended and Restated Certificate of Incorporation (or any certificate of designation relating to any series of Preferred Stock).
ARTICLE V
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation.
B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Third Amended and Restated Certificate of Incorporation, subject to the power of the stockholders to repeal, alter, amend and rescind, in whole or in part, the Bylaws made by the Board of Directors.
ARTICLE VI
BOARD OF DIRECTORS
A. Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors and except as set forth in the terms of (i) the Stockholders Agreement of the Corporation, dated as of November 21, 2017 (as the same was amended on March 15, 2018, and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), by and among the Corporation, certain affiliates of New Mountain Capital, LLC (together with its affiliates and subsidiaries and its and their successors and assigns (other than the Corporation and its subsidiaries), collectively, “NMC”), Broad Street Principal Investments, L.L.C. (“BSPI”), NuSil, LLC, NuSil 2.0 LLC, Galvaude Private Investments, Inc. and each of the other stockholders of the Corporation party thereto and (ii) the Investor Rights Agreement, dated as of May 21, 2019 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”), by and between the Corporation and New Mountain Partners III, L.P., an affiliate of NMC, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall initially be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At the first and second annual meetings of stockholders following the IPO Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third annual meeting of stockholders following the IPO Date. From and after the third annual meeting of stockholders following the IPO Date, directors shall constitute one class and be elected for a term expiring at the next annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Subject to the terms of the Stockholders Agreement and the Investor Rights Agreement (including, without limitation, provisions thereof relating to the rights of the parties thereto to nominate individuals for election to the Board of Directors), any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office prior to the IPO Date to their respective class.
B. Any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
C. Subject [to rights granted to BSPI under the Stockholders Agreement and to rights granted to NMC under the Investor Rights Agreement, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of at least 662⁄3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
D. Elections of directors need not be by written ballot unless the Bylaws shall so provide.
E. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.
ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY
A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.
B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.
ARTICLE VIII
ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS
A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
B. Special meetings of stockholders may only be called (i) at any time and for any purpose or purposes, by the Board of Directors, or by the Chairman of the Board of Directors, or (ii) by the Board of Directors upon the written request of the stockholders pursuant to paragraph C of this Article VIII. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors.
C. A special meeting of stockholders shall be called by the Board of Directors pursuant to clause (ii) of paragraph B of this Article VIII at the written request or requests to the secretary (the “Secretary”) of the Corporation (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record who Own (as defined in paragraph (D) of Section 2.12 of the Bylaws) shares representing 20% or more of the voting power entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Requisite Percentage”) continuously for at least one year as of both the date the Special Meeting Request is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable special meeting, and must continue to Own the Special Meeting Requisite Percentage at all times between and including the date the Special Meeting Request is submitted to the Corporation and the date of the applicable special meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners (i) only the shares Owned by such beneficial owner or owners, and not any other shares Owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement. The Special Meeting Requests to the Corporation must be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), must comply with this paragraph C of Article VIII, and shall include (1) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (2) the information required by paragraph (A)(3) of Section 2.03 of Article II of the Bylaws as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations (including the information update requirements); (3) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (4) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (a) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation and (b) any material change prior to the time of the special meeting in any Requesting Stockholder’s Ownership; (5) an acknowledgement that any disposition of shares of the Corporation’s voting stock prior to the special meeting included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Ownership to less than the Special Meeting Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (6) documentary evidence that the Requesting Stockholders Owned the Requisite Percentage as of the date of submission of the Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Special Meeting Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of submission of the Special Meeting Request to the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Owned the Special Meeting Requisite Percentage as of the date of submission of such Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission.
D. A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (1) the Special Meeting Request does not comply with this Article VIII; (2) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the Certificate of Incorporation or applicable law; (3) the Special Meeting Request is delivered during the period commencing 60 days prior to the next annual meeting of stockholders and ending on the date that is 60 days after the next annual meeting; (4) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (a) was presented at an annual or special meeting of stockholders held not more than 12 months before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; (5) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (a) was presented at an annual or special meeting of stockholders held not more than 90 days before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; or (6) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.
E. In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the requested special meeting (in each case as determined in good faith by the Board of Directors) and (2) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Special Meeting Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting.
F. Special meetings of the stockholders shall be held on such date, at such time, and at such place as may be designated by the Board of Directors in accordance with the Bylaws; provided, however, that in the case of a special meeting requested by stockholders pursuant to paragraph C of this Article VIII, the date of any such special meeting shall not be more than 90 days after Special Meeting Requests that satisfy the requirements of this Article VIII are received by the Corporation.
G. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.
H. Business transacted at any special meeting called pursuant to this Article VIII shall be limited to (1) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Special Meeting Requisite Percentage and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.
I. An annual meeting of stockholders for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.
ARTICLE IX
DGCL SECTION 203 AND BUSINESS COMBINATIONS
A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.    prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
2.    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
3.    at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
C. The restrictions contained in this Article IX shall not apply if a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
D. For purposes of this Article IX, references to:
1.    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
2.    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
3.    “NMC/BSPI Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any of NMC, BSPI or any of their respective affiliates or successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.
4.    “NMC/BSPI Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any NMC/BSPI Direct Transferee or any other NMC/BSPI Indirect Transferee beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.

5.    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article IX is not applicable to the surviving entity;
(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
6.    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
7.    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, (a) NMC, BSPI, any NMC/BSPI Direct Transferee, any NMC/BSPI Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that in the case of this clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
8.    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i)    beneficially owns such stock, directly or indirectly; or
(ii)    has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
9.    “person” means any individual, corporation, partnership, unincorporated association or other entity.
10.    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
11.    “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE X
MISCELLANEOUS
A. If any provision or provisions of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
B. Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts (as appropriate) located within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) action against the Corporation or any director or officer of the Corporation involving a claim or defense implicating the internal affairs doctrine, or (v) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to the Exchange Act or the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X(B).
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Avantor, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 13th day of May, 2021.

Avantor, Inc.

By:	/s/ Justin Miller
	Name:	Justin Miller
	Title:	Executive Vice President, General Counsel and Secretary

Annex A
CERTIFICATE OF DESIGNATIONS
OF
6.250% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
OF
AVANTOR, INC.
Avantor, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on April 25, 2019, the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, in each case to the extent not prohibited by Section 7(c) of this Certificate of Designations, the “Charter”), delegated to the Pricing Committee of the Board of Directors (the “Pricing Committee”), the power to create, designate, authorize and provide for the issuance of shares of a new series of the Corporation’s undesignated preferred stock and to establish the number of shares to be included in such series, and to fix the powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and (b) on May 16, 2019, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:
RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Charter, which authorizes the issuance of up to 75,000,000 shares of preferred stock, par value $0.01 per share, and delegated to the Pricing Committee, a series of preferred stock be, and hereby is, created and designated 6.250% Series A Mandatory Convertible Preferred Stock, and that the designation and number of shares of such series, and the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, are as set forth in this certificate of designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:
Section 1.    Designation and Number of Shares. Pursuant to the Charter, there is hereby created out of the authorized and unissued shares of preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), a series of Preferred Stock consisting of 25,000,000 shares of Preferred Stock designated as the “6.250% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof and the requirements of applicable law; provided that (i) no increase shall cause the number of authorized shares of Mandatory Convertible Preferred Stock to exceed the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Mandatory Convertible Preferred Stock to a number less than the number of such shares then outstanding.
Section 2.    General Matters; Ranking. Each share of Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of Mandatory Convertible Preferred Stock. The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock, (iv) junior to the Existing Senior Preferred Stock and the Existing Junior Convertible Preferred Stock and (v) junior to the Corporation’s existing and future indebtedness and other liabilities. In addition, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of its Subsidiaries.
Section 3.    Standard Definitions. As used herein with respect to Mandatory Convertible Preferred Stock:
“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for Dividend Periods prior to the Fundamental Change Effective Date for the relevant Fundamental Change, including for the partial Dividend Period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date, subject to the proviso in Section 10(a).
“ADRs” shall have the meaning set forth in Section 15.
“Agent Members” shall have the meaning set forth in Section 21(a).
“Applicable Market Value” means the Average VWAP per share of Common Stock over the Settlement Period.
“Average Price” shall have the meaning set forth in Section 4(c)(iii).
“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.
“Averaging Period” shall have the meaning set forth in Section 14(a)(v).
“Board of Directors” shall have the meaning set forth in the recitals.
“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.
“By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended or restated from time to time.
“Certificate of Designations” shall have the meaning set forth in the recitals.
“Charter” shall have the meaning set forth in the recitals.
“Clause A Distribution” shall have the meaning set forth in Section 14(a)(iii).
“Clause B Distribution” shall have the meaning set forth in Section 14(a)(iii).
“Clause C Distribution” shall have the meaning set forth in Section 14(a)(iii).
“close of business” means 5:00 p.m., New York City time.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” means American Stock Transfer & Trust Company, LLC, the Corporation’s duly appointed conversion and dividend disbursing agent for Mandatory Convertible Preferred Stock, and any successor appointed under Section 16.
“Conversion Date” shall mean the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.
“Corporation” shall have the meaning set forth in the recitals.
“Depositary” means DTC or its nominee or any successor appointed by the Corporation.
“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year to, and including, May 15, 2022, commencing on August 15, 2019.
“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the August 15, 2019 Dividend Payment Date.
“Dividend Rate” shall have the meaning set for in Section 4(a).
“DTC” means The Depository Trust Company.
“Early Conversion” shall have the meaning set forth in Section 9(a).
“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 9(b)(i).
“Early Conversion Average Price” shall have the meaning set forth in Section 9(b)(ii).
“Early Conversion Date” shall have the meaning set forth in Section 11(b).
“Early Conversion Settlement Period” shall have the meaning set forth in Section 9(b)(ii).
“Effective Date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Property” shall have the meaning set forth in Section 15.
“Existing Junior Convertible Preferred Stock” means junior convertible preferred stock, with a liquidation preference of $1,650 per share, of the Corporation.

“Existing Senior Preferred Stock” means series A senior preferred stock, with a liquidation preference of $1,000 per share, of the Corporation.
“Expiration Date” shall have the meaning set forth in Section 14(a)(v).
“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.
“Floor Price” shall have the meaning set forth in Section 4(e)(ii).
A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:
(i) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any person other than one or more of its Wholly-Owned Subsidiaries;
(ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of its Wholly-Owned Subsidiaries, a Permitted Holder or any of the Corporation’s or its Wholly-Owned Subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors; or
(iii) the Common Stock (or other Exchange Property) ceases to be listed or quoted for trading on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors).
However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.
“Fundamental Change Conversion” shall have the meaning set forth in Section 10(a)(i).
“Fundamental Change Conversion Date” shall have the meaning set forth in Section 11(c).

“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on, and including, the date that is 20 calendar days after the Fundamental Change Effective Date (but in no event later than May 15, 2022). If we notify Holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond May 15, 2022.
“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate per share of the Mandatory Convertible Preferred Stock set forth in the table below for the Fundamental Change Effective Date and the Fundamental Change Stock Price applicable to such Fundamental Change:

	Fundamental Change Stock Price
Fundamental Change Effective Date	$5.00	$10.00	$12.50	$14.00	$15.25	$16.45	$18.00	$20.00	$22.50	$25.00	$30.00	$40.00	$50.00
May 21, 2019	3.4644	3.1406	3.0266	2.9883	2.9696	2.9599	2.9552	2.9568	2.9636	2.9711	2.9825	2.9916	2.9937
May 15, 2020	3.5234	3.2714	3.1207	3.0600	3.0268	3.0069	2.9937	2.9891	2.9919	2.9968	3.0042	3.0086	3.0092
May 15, 2021	3.5534	3.4431	3.2674	3.1681	3.1060	3.0658	3.0366	3.0225	3.0202	3.0218	3.0238	3.0244	3.0244
May 15, 2022	3.5714	3.5714	3.5714	3.5714	3.2787	3.0395	3.0395	3.0395	3.0395	3.0395	3.0395	3.0395	3.0395

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:
(i)    if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table above or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table above, the Fundamental Change Conversion Rate shall be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;
(ii)    if the Fundamental Change Stock Price is in excess of $50.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Stock Prices in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and
(iii)    if the Fundamental Change Stock Price is less than $5.00 per share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Stock Prices in the column headings of the table above), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.
The Fundamental Change Stock Prices in the column headings in the table above are each subject to adjustment as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Fundamental Change Stock Prices shall equal (x) the Fundamental Change Stock Prices applicable immediately prior to such adjustment, multiplied by (y) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted.

The Fundamental Change Conversion Rates set forth in the table above will be each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 14.
“Fundamental Change Conversion Right” shall have the meaning set forth in Section 10(a).
“Fundamental Change Dividend Make-Whole Amount” shall have the meaning set forth in Section 10(a)(ii).
“Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change.
“Fundamental Change Notice” shall have the meaning set forth in Section 10(b).
“Fundamental Change Stock Price” means, for any Fundamental Change, the price paid (or deemed paid) per share of Common Stock in the Fundamental Change, which shall equal (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in such Fundamental Change, the amount of cash paid per share of Common Stock in such Fundamental Change, and (ii) in all other cases, the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.
“Global Preferred Certificate” shall have the meaning set forth in Section 21(a).
“Global Preferred Share” shall have the meaning set forth in Section 21(a).
“Holder” means each Person in whose name shares of Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Initial Issue Date” means May 21, 2019, the first original issue date of shares of the Mandatory Convertible Preferred Stock.
“Initial Price” means $50.00, divided by the Maximum Conversion Rate, which quotient is initially equal to $14.00.
“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution; provided that for the avoidance of doubt, the Junior Stock does not include the Existing Junior Convertible Preferred Stock.
“Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a).
“Liquidation Preference” means, as to Mandatory Convertible Preferred Stock, $50.00 per share.
“Mandatory Conversion” shall have the meaning set forth in Section 8(a).

“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(c)(i).
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be May 15, 2022. If the Mandatory Conversion Date occurs after May 15, 2022 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts will accrue as a result of such postponement.
“Mandatory Conversion Rate” shall have the meaning set forth in Section 8(b).
“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.
“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock.
“Maximum Conversion Rate” shall have the meaning set forth in Section 8(b)(iii).
“Minimum Conversion Rate” shall have the meaning set forth in Section 8(b)(i).
“Nonpayment” shall have the meaning set forth in Section 7(b)(i).
“Nonpayment Remedy” shall have the meaning set forth in Section 7(b)(iii).
“NYSE” means The New York Stock Exchange.
“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
“open of business” means 9:00 a.m., New York City time.
“Parity Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.
“Permitted Holder” means each of New Mountain Capital, LLC and its affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, any portfolio company); provided that no such investor shall constitute a Permitted Holder if all such investors, collectively, have, directly or indirectly, beneficial ownership of more than 66⅔% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of directors of the Corporation.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
“Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b)(i).
“Pricing Committee” shall have the meaning set forth in the recitals.
“Prospectus” means the prospectus dated May 16, 2019, relating to the offering and sale of the Mandatory Convertible Preferred Stock.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).
“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.
“Registrar” initially means American Stock Transfer & Trust Company, LLC, the Corporation’s duly appointed registrar for Mandatory Convertible Preferred Stock and any successor appointed under Section 16.
“Regular Record Date” means, with respect to any Dividend Payment Date, the February 1, May 1, August 1 and November 1, as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.
“Relevant Stock Exchange” means NYSE or, if the Common Stock is not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.
“Reorganization Event” shall have the meaning set forth in Section 15.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Senior Stock” means the Existing Senior Preferred Stock, the Existing Junior Convertible Preferred Stock and each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the

Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.
“Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding May 15, 2022.
“Share Dilution Amount” means the increase in the number of diluted shares of Common Stock outstanding (determined in accordance with accounting principles generally accepted in the United States of America, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion.
“Spin-Off” means a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Threshold Appreciation Price” means $50.00, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $16.45.
“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading, “Trading Day” means any Business Day.
“Transfer Agent” shall initially mean American Stock Transfer & Trust Company, LLC, the Corporation’s duly appointed transfer agent for Mandatory Convertible Preferred Stock and any successor appointed under Section 16.
“Trigger Event” shall have the meaning set forth in Section 14(a)(iii).
“Unit of Exchange Property” shall have the meaning set forth in Section 15.
“Valuation Period” shall have the meaning set forth in Section 14(a)(iii).
“Voting Preferred Stock” means any other class or series of Preferred Stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock as to dividends and to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting powers for the election of directors have been conferred and are exercisable.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “AVTR<EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose).
“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”.
Section 4.    Dividends.
(a)    Rate. Subject to the rights of holders of any class or series of Senior Stock, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, or an authorized committee thereof, out of funds of the Corporation legally available for payment, in the case of dividends paid in cash, and shares of Common Stock legally permitted to be issued, in the case of dividends paid in shares of Common Stock, cumulative dividends at the rate per annum of 6.250% of the Liquidation Preference per share of the Mandatory Convertible Preferred Stock (the “Dividend Rate”) (equivalent to $3.125 per annum per share), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock pursuant to Section 4(c), as determined by the Corporation in its sole discretion (subject to the limitations set forth in Section 4(e)).
If declared, dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available or shares of Common Stock legally permitted for the payment of such dividends.
If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, whether or not such Record Holders early convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (subsequent to the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on Mandatory Convertible Preferred Stock for the initial Dividend Period and any other partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be paid unless and until the Board of Directors, or an authorized committee of the Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.
Holders shall not be entitled to any dividends on Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.
Except as described in this Section 4(a), dividends on shares of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate, and all other rights of Holders will terminate, from and after the applicable Conversion Date.
(b)    Priority of Dividends. So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other class or series of Junior Stock, and no Common Stock or any other class or series of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid in full in cash, shares of the Common Stock or a combination thereof, or a sufficient sum of cash or number of shares of the Common Stock has been set apart for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to:
(i)    any dividend or distribution payable in shares of Common Stock or other Junior Stock, together with cash in lieu of any fractional share;
(ii)    purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholding or other acquisitions or surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares;
(iii)    purchases or deemed purchases or acquisitions of fractional interests in shares of any of our Existing Junior Convertible Preferred Stock, Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of Existing Junior Convertible Preferred Stock, other Junior Stock or any securities exchangeable for or convertible into shares of Common Stock or other Junior Stock;
(iv)    any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(v)    purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the date of the Prospectus;
(vi)    the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and
(vii)    the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash in lieu of fractional shares.
When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date, or (ii) have been declared but a sum of cash or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of the Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock bear to each other (subject to their having been declared by the Board of Directors, or an authorized committee thereof, out of legally available funds); provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described in Section 4(e), 8(c), 9(b) and 10(d)(iii). For purposes of this calculation, with respect to non-cumulative Parity Stock, the Corporation shall use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.
Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.
(c)    Method of Payment of Dividends. (i) Subject to the limitations set forth in Section 4(e), the Corporation may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends pursuant to Section 8 or Section 10), as determined in the Corporation’s sole discretion:
(A)    in cash;
(B)    by delivery of shares of Common Stock; or
(C)    through any combination of cash and shares of Common Stock.

(ii)    The Corporation shall make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of Common Stock, no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend, provided that if the Corporation does not provide timely notice of this election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.
(iii)    All cash payments to which a Holder is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be computed to the nearest cent. If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), then the Dividend Payment Date will be postponed until the third Business Day after the final Trading Day of such five Trading Day period, provided that no interest or other amounts will accrue as a result of such postponement.
(d)    No fractional shares of Common Stock shall be delivered to the Holders in payment or partial payment of a dividend. The Corporation shall instead, to the extent the Corporation is legally permitted to do so, pay a cash amount (computed to the nearest cent) to each Holder that would otherwise be entitled to receive a fraction of a share of Common Stock based on the Average Price with respect to such dividend.
(e)    Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:
(i)     the declared dividend, divided by
(ii)    $4.90, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as provided in Section 14 (such dollar amount, as adjusted, the “Floor Price”).
To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend as limited by Section 4(e) and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, and to the extent permitted under the terms of the documents governing the Corporation’s indebtedness, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by the Corporation’s then existing debt instruments. To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

(f)    To the extent that a Shelf Registration Statement is required in the Corporation’s reasonable judgment in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent a registration statement covering such shares is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of the Corporation for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of the Common Stock approved for listing on NYSE (or if the Common Stock is not listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that the Corporation will not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation and such qualification or action would subject it to such taxation.
Section 5.    Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, per share of Mandatory Convertible Preferred Stock, the Liquidation Preference of $50.00 per share of the Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.
(b)    If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on all Parity Stock, if applicable, are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.
(c)    After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation.
(d)    Neither the sale, lease nor exchange of all or substantially all of Corporation’s assets or business (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.
Section 6.    No Redemption; No Sinking Fund.

The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions. However, at the Corporation’s option, it may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, Holders.
Section 7.    Voting Powers.
(a)    General. Holders shall not have any voting rights or powers other than those set forth in this Section 7, except as specifically required by Delaware law or by the Charter from time to time.
(b)    Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors on the Board of Directors shall, at the Corporation’s next annual meeting of the stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled, at the Corporation’s next annual meeting of stockholders or at a special meeting of stockholders, if any, as provided below, to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause the Corporation to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.
(ii)     In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if the next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by the By-Laws, shall, instead, be included in the agenda for, and shall be held at, such scheduled annual or special meeting of stockholders). The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the Holders continue to have such voting powers. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the holders of record of a majority in voting power of the then outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the holders of a majority in voting power of such shares of Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors. Whether a plurality, majority or other portion in voting power of Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.
(iii)     If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of the Common Stock sufficient for such payment shall have been set aside for the benefit of the Holders thereof on the applicable Regular Record Date (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting powers described in this Section 7(b), subject to the revesting of such powers in the event of each subsequent Nonpayment. If such voting powers for the Holders and all other holders of Voting Preferred Stock shall have terminated, each Preferred Stock Director then in office shall automatically be disqualified as a director and shall no longer be a director and the term of office of each such Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two.
(iv)     Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class), when they have the voting powers described in this Section 7(b). In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed, or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described in this Section 7(b); provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause the Corporation to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.
(c)    Other Voting Powers. So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of record of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon (subject to the last paragraph of this Section 7(c)), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders:
(i)    amend or alter the provisions of the Charter so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;
(ii)    amend, alter or repeal the provisions of the Charter or the Certificate of Designations so as to adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or
(iii)    consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent or the right to receive such securities; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;
provided, however, that in the event a transaction would trigger voting powers under clauses (ii) and (iii) above, clause (iii) shall govern; provided, further, however, that for all purposes of this Section 7(c):
(1)    any increase in the number of the Corporation’s authorized but unissued shares of Preferred Stock,
(2)    any increase in the number of the authorized or issued shares of Mandatory Convertible Preferred Stock, or
(3)    the creation and issuance, or increase in the authorized or issued number, of any class or series of Parity Stock or Junior Stock, shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the rights, preferences or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock the rights, preferences and voting powers of which are adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.
(d)    Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:
(i)    to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent with any other provision contained in the Certificate of Designations;
(ii)    to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the Charter or the Certificate of Designations; or
(iii)    to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change).
In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (x) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth in the

Prospectus or (y) file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.
(e)    Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such shares of Common Stock, including voting powers (including the power to vote on any amendment to the Charter that would adversely affect the rights, powers or preferences of the Common Stock), rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.
(f)    The number of votes that each share of Mandatory Convertible Preferred Stock and any Voting Preferred Stock participating in the votes set forth in this Section 7 shall have and shall be in proportion to the liquidation preference of such share.
(g)    The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the By-Laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.
Section 8.    Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of the Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted in accordance with Section 9 or Section 10) on the Mandatory Conversion Date (“Mandatory Conversion”), into a number of shares of Common Stock equal to the Mandatory Conversion Rate.
(b)    The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 8(c), be as follows:
(i)    if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 3.0395 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);
(ii)    if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of the Mandatory Convertible Preferred Stock shall be equal to $50.00 divided by the Applicable Market Value, rounded to the nearest ten-thousandth of a share of Common Stock; or
(iii)    if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 3.5714 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);
provided that the Fixed Conversion Rates are each subject to adjustment in accordance with the provisions of Section 14.

(c)    If the Corporation declares a dividend on the Mandatory Convertible Preferred Stock for the Dividend Period ending on, but excluding, May 15, 2022, the Corporation shall pay such dividend to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section 4 and subject to the limitations set forth therein. If on or prior to May 15, 2022, the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to:
(i)    the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (the “Mandatory Conversion Additional Conversion Amount”), divided by
(ii)    the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using May 15, 2022 as the applicable Dividend Payment Date).
To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, the Corporation shall, if it is legally able to do so, and to the extent permitted under the terms of the documents governing its indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the Holders. Any such payment in cash may not be permitted by the Corporation’s then existing debt instruments. To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.
Section 9.    Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, subject to satisfaction of the conversion procedures set forth in Section 11, the Holders shall have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), at any time prior to May 15, 2022 (an “Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 9(b).
(b)    If, as of any Early Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the Holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of Common Stock equal to:
(i)    such amount of undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock for such prior full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by
(ii)    the greater of (x) the Floor Price and (y) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such average being referred to as the “Early Conversion Average Price”).
To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, the Corporation

shall not have any obligation to pay the shortfall in cash or deliver shares of Common Stock in respect of such shortfall.
Except as set forth in the first sentence of this Section 9(b), upon any Early Conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, in accordance with Section 4.
Section 10.    Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to May 15, 2022, the Holders shall have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period to:
(i)    convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 10(a) being a “Fundamental Change Conversion”) into a number of shares of Common Stock (or Units of Exchange Property in accordance with Section 15) equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock;
(ii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 6.250% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for (a) the partial Dividend Period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (b) all the remaining full Dividend Periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, May 15, 2022 (the “Fundamental Change Dividend Make-Whole Amount”), payable in cash or shares of Common Stock; and
(iii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, receive the Accumulated Dividend Amount payable in cash or shares of Common Stock, subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of shares of Common Stock the Corporation will be required to deliver as set forth in Section 10(d); provided, that if the Regular Record Date for a Divided Period for which the Corporation, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 4, and the Accumulated Dividend Amount shall not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount shall not include the present value of the payment of such dividend.
(b)    To exercise the Fundamental Change Conversion Right, Holders must submit their shares of Mandatory Convertible Preferred Stock for conversion at any time during the Fundamental Change Conversion Period. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period shall not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the relevant Accumulated Dividend Amount.

The Corporation shall provide written notice (the “Fundamental Change Notice”) to Holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date.
The Fundamental Change Notice shall state:
(i)    the event causing the Fundamental Change;
(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;
(iii)    that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;
(iv)    the Fundamental Change Conversion Period; and
(v)    the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.
(c)    Not later than the second Business Day following the Fundamental Change Effective Date, the Corporation shall notify Holders of:
(i)    the Fundamental Change Conversion Rate (if notice is provided to Holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);
(ii)    the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and
(iii)    the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether the Corporation will pay such amount in cash, shares of Common Stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.
(d)    (i) For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation shall at its option (subject to satisfaction of the requirements of this Section):
(A)    pay the Fundamental Change Dividend Make-Whole Amount in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so and to the extent permitted under the terms of the documents governing its indebtedness;
(B)    increase the number of shares of Common Stock (or Units of Exchange Property) to be issued upon conversion by a number equal to (x) the Fundamental Change Dividend Make-Whole Amount, divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price; or

(C)    pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of Common Stock (or Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above.
(ii)    In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, the converting Holder shall be entitled to receive such Accumulated Dividend Amount upon such Fundamental Change Conversion. The Corporation shall, at its option, pay the Accumulated Dividend Amount (subject to satisfaction of the requirements of this Section):
(A)    in cash (computed to the nearest cent), to the extent the Corporation is legally permitted to do so and to the extent permitted under the terms of the documents governing its indebtedness;
(B)    in an additional number of shares of Common Stock (or Units of Exchange Property) equal to (x) the Accumulated Dividend Amount, divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price; or
(C)    through any combination of cash and shares of Common Stock (or Units of Exchange Property) in accordance with the provisions of clauses (A) and (B) above.
(iii)    The Corporation shall pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the relevant Fundamental Change Effective Date to make all or any portion of such payments in shares of Common Stock (or Units of Exchange Property). If the Corporation elects to deliver Common Stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in Common Stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares the Corporation delivers in respect thereof and (y) 97% of the Fundamental Change Stock Price, the Corporation shall, if it is legally able to do, and to the extent permitted under the terms of the documents governing its indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by the Corporation’s then existing debt instruments, including any restricted payments covenants. To the extent that the Corporation is not able to pay such excess amount in cash under applicable law and in compliance with its indebtedness, the Corporation shall not have any obligation to pay such amount in cash or deliver additional shares of Common Stock in respect of such amount.
(iv)    No fractional shares of Common Stock (or, to the extent applicable, Units of Exchange Property) shall be delivered by the Corporation to converting Holders in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. The Corporation shall instead pay a cash amount (computed to the nearest cent) to each a converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of Common Stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the relevant Fundamental Change Conversion Date.
(v)    If the Corporation is prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of Common Stock equal to:
(A)    the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by
(B)    the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price.
To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash or deliver additional shares of Common Stock in respect of such amount.
Section 11.    Conversion Procedures. (a) Pursuant to Section 8, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock shall mandatorily and automatically convert into shares of Common Stock.
Subject to any applicable rules and procedures of the Depositary, if more than one share of the Mandatory Convertible Preferred Stock held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so converted.
A Holder of shares of the Mandatory Convertible Preferred Stock that are mandatorily converted shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of the Common Stock, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such Holder.
A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 14, prior to the close of business on the Mandatory Conversion Date, the Common Stock issuable upon conversion of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such Common Stock, including voting powers, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

(b)    To effect an Early Conversion pursuant to Section 9, a Holder must:
(i)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)    deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)    if required, furnish appropriate endorsements and transfer documents; and
(iv)    if required, pay all transfer or similar taxes or duties, if any.
Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 9 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”).
Subject to any applicable rules and procedures of the Depositary, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.
A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.
A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Early Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Except as set forth in Section 14, prior to the close of business on such applicable Early Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to such shares of Common Stock, including voting powers, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of the Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Transfer Agent and Registrar to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of the Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.
(c)    To effect a Fundamental Change Conversion pursuant to Section 10, a Holder must:
(i)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)    deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)    if required, furnish appropriate endorsements and transfer documents; and
(iv)    if required, pay all transfer or similar taxes or duties, if any.
Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 10 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other Depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).
Subject to any applicable rules and procedures of the Depositary, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.
A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.
A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Mandatory Convertible Preferred Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, on the later of (i) the second Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 14, prior to the close of business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock shall not be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to the Common Stock, including voting powers, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Transfer Agent and Registrar to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if Mandatory Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Mandatory Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate or otherwise notate such reduction in the register maintained by such Transfer Agent and Registrar.
(d)    In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.
(e)    Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 8, 9 or 10, as applicable and, if the applicable Conversion Date occurs after the Regular Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares of the Mandatory Convertible Preferred Stock on such Regular Record

Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 4.
Section 12.    Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, and free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock (which shall initially equal a number of shares of Common Stock equal to the sum of (x) the product of (i) 20,700,000 shares of Mandatory Convertible Preferred Stock, and (ii) the initial Maximum Conversion Rate and (y) the product of (i) 20,700,000 shares of Mandatory Convertible Preferred Stock, and (ii) the maximum number of shares of Common Stock that would be added to the Mandatory Conversion Rate assuming (A) the Corporation paid no dividends on the shares of Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date and (B) the Floor Price is greater than 97% of the relevant Average Price). For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)    Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c)    All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.
(d)    Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of Mandatory Convertible Preferred Stock, the Corporation shall use commercially reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(e)    The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on NYSE or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion (including, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount and the Fundamental Change Dividend Make-Whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
Section 13.    Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of Mandatory Convertible Preferred Stock.
(b)    In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 8 or at the option of the Holder pursuant to Section 9 or Section 10, such Holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of (i) that same fraction and (ii) the Average VWAP of the Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Mandatory Conversion Date, Early Conversion Date or Fundamental Change Conversion Date, as applicable.
Section 14.    Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 14, except that the Corporation shall not make any adjustments to the Fixed Conversion Rates if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions set forth in Sections 14(a)(i)-(vi) without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (i) the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such Holder.
(i)    If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0
where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 14(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 14(a)(i), the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Corporation holds in treasury. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury.
(ii)    If the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	OS0 + X
OS0 + Y
where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 14(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For the purpose of this Section 14(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.
(iii)    If the Corporation distributes shares of its capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding:

(A)    dividends, distributions or issuances as to which the provisions set forth in Section 14(a)(i) or Section 14(a)(ii) shall apply;
(B)    dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14(a)(iv) shall apply;
(C)    any dividends and distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as set forth under Section 15;
(D)    except as otherwise set forth in Section 14(a)(vii), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and
(E)    Spin-Offs as to which the provisions set forth below in this Section 14(a)(iii) shall apply;
then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	SP0
SP0 – FMV
where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.
Any increase made under the portion of this Section 14(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the Record Date for the distribution.
With respect to an adjustment pursuant to this Section 14(a)(iii) where there has been a Spin-Off, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	FMV0 + MP0
MP0
where,

CR0	=
such Fixed Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”);

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0	=	the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the Valuation Period; and

MP0	=	the Average VWAP per share of Common Stock over the Valuation Period.
The increase to each Fixed Conversion Rate under the preceding paragraph will become effective at the close of business on the last Trading Day of the Valuation Period. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the beginning of the Valuation Period and such determination date for purposes of determining such Fixed Conversion Rate. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of this Section 14(a)(iii) (and subject in all respects to Section 14(a)(i) and Section 14(a)(ii)):
(A)    rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):
(1)    are deemed to be transferred with such shares of the Common Stock;
(2)    are not exercisable; and

(3)    are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 14(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 14(a)(iii).
(B)    If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).
(C)    In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:
(1)    in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 14(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
(2)    in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued;
provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of the Common Stock and are also issued in respect of future issuances of the Common Stock.
For purposes of Section 14(a)(i), Section 14(a)(ii) and this Section 14(a)(iii), if any dividend or distribution to which this Section 14(a)(iii) is applicable includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14(a)(i) is applicable (the “Clause A Distribution”); or
(B)    an issuance of rights, options or warrants to which Section 14(a)(ii) is applicable (the “Clause B Distribution”), then:

(1)    such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 14(a)(iii) with respect to such Clause C Distribution shall then be made; and
(2)    the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 14(a)(i) and Section 14(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 14(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 14(a)(ii).
(iv)    If any cash dividend or distribution is made to all or substantially all holders of Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	SP0
SP0 – C
where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

AC	=	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution;

OS0	=	the amount in cash per share the Corporation distributes to all or substantially all holders of Common Stock.

Any increase made under this Section 14(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate on the Record Date for such cash dividend or distribution.
(v)    If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0	=	such Fixed Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	such Fixed Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Average VWAP of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

    The increase to each Fixed Conversion Rate under the preceding paragraph will become effective at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such determination date for purposes of determining such Fixed Conversion Rate. For the avoidance of doubt, no adjustment under this Section 14(a)(v) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth in the immediately succeeding sentence.
    In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.
(vi)    If:
(A)    the record date for a dividend or distribution on shares of the Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and
(B)    such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then the Corporation shall deem the Holders to be holders of record, for each share of their Mandatory Convertible Preferred Stock, of a number of shares of Common Stock equal to the Mandatory Conversion Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon mandatory conversion of Mandatory Convertible Preferred Stock.
(vii)    If the Corporation has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 14(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(viii)     The Corporation may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the shares of Common Stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors, or a committee thereof, determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) make such increases in each Fixed Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Corporation may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Conversion Rate.
(ix)    The Corporation shall not adjust the Fixed Conversion Rates:

(A)    upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;
(B)    upon the issuance of any shares of Common Stock or rights or warrants to purchase such shares of Common Stock pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;
(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 14(a)(ix) and outstanding as of the Initial Issue Date;
(D)    for a change in par value of the Common Stock;
(E)    for stock repurchases that are not tender offers referred to in Section 14(a)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;
(F)    for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described in Sections 8, 9 and 10; or
(G)    for any other issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities, except as otherwise stated herein.
(x)    Adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of Common Stock issuable to a Holder upon any conversion of the Mandatory Convertible Preferred Stock, the Corporation shall give effect to all adjustments that otherwise had been deferred pursuant to this clause (x), and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise provided above, the Corporation will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock and shall be made in good faith.
(xi)    For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportional adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $50.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $50.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
(xii)    Whenever any provision of the Certificate of Designations requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors, or any authorized committee thereof, shall make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change

Stock Price and the Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date, Record Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.
(b)    Whenever the Fixed Conversion Rates are to be adjusted, the Corporation shall:
(i)    compute such adjusted Fixed Conversion Rates;
(ii)    within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and
(iii)    within 10 Business Days after the Fixed Conversion Rates are to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates.
Section 15.    Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:
(i)    any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);
(ii)     any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;
(iii)    any reclassification of Common Stock into securities including securities other than Common Stock; or
(iv)     any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition), in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive).
If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock shall be convertible shall be deemed to be:

(i)    the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and
(ii)    if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock.
The Corporation shall notify Holders of the weighted average referred to in clause (i) in the preceding sentence as soon as practicable after such determination is made.
The number of Units of Exchange Property the Corporation shall deliver for each share of Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 8, Section 9 and Section 10 to shares of Common Stock were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date such shares of Mandatory Convertible Preferred stock are actually converted). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply upon Mandatory Conversion, and for the purpose of calculating the Mandatory Conversion Rate if clause (ii) of Section 8(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume weighted Average Prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
The above provisions of this Section 15 shall similarly apply to successive Reorganization Events, and the provisions of Section 14 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.
The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.
Section 16.    Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for Mandatory Convertible Preferred Stock shall be American Stock Transfer & Trust Company, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes American Stock Transfer & Trust Company, LLC, the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall give notice thereof to the Holders.

Section 17.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.
Section 18.    Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or the By-Laws and by applicable law. Notwithstanding the foregoing, if the shares of Mandatory Convertible Preferred Stock are represented by a Global Preferred Certificate, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in Mandatory Convertible Preferred Stock.
Section 19.    No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.
Section 20.    Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.
Section 21.    Book-Entry Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Certificate” and the shares of Mandatory Convertible Preferred Stock represented by such Global Preferred Certificate, the “Global Preferred Shares”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Certificates shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.
This Section 21(a) shall apply only to a Global Preferred Certificate deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 21(a), countersign and deliver any Global Preferred Certificate that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter.
Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Certificates shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.
(b) Signature. Any two authorized Officers shall sign each Global Preferred Certificate for the Corporation, in accordance with the Corporation’s By-Laws and applicable Delaware law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Certificate no longer holds that office at the time the Registrar countersigned such Global Preferred Certificate, such Global Preferred Certificate shall be valid nevertheless. A Global Preferred Certificate shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Certificate. Each Global Preferred Certificate shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Mandatory Convertible Preferred Stock.
Section 22.     Listing. The Corporation hereby covenants and agrees that, if its listing application for the Mandatory Convertible Preferred Stock is approved by NYSE, upon such listing, the Corporation shall use its commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on NYSE.
If the Global Preferred Share or Global Preferred Shares, as the case may be, shall be listed on NYSE or any other stock exchange, the Depositary may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation. If the Global Preferred Share or Global Preferred Shares, as the case may be, are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, and the Global Preferred Certificate or Global Preferred Certificates representing such shares as may be required by law or applicable stock exchange regulations.
Section 23.    Stock Certificates. (a) Shares of Mandatory Convertible Preferred Stock may be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b)    Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed by any two authorized Officers of the Corporation, in accordance with the By-Laws and applicable Delaware law, by manual or facsimile signature.
(c)    A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.
(d)    If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.
Section 24.    Replacement Certificates. If any Mandatory Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

EXHIBIT A
[FORM OF FACE OF 6.250% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
CERTIFICATE]
[INCLUDE FOR GLOBAL PREFERRED SHARES]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ] [Initial] Number of Shares of Mandatory
Convertible Preferred Stock [ ]
CUSIP 05352A 209
ISIN US05352A2096
AVANTOR, INC.
6.250% Series A Mandatory Convertible Preferred Stock
(par value $0.01 per share)
(Liquidation Preference as specified below)
Avantor, Inc., a Delaware corporation (the “Corporation”), hereby certifies that [ ] (the “Holder”), is the registered owner of [ ] [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 6.250% Series A Mandatory Convertible Preferred Stock, with a par value of $0.01 per share and a Liquidation Preference of $50.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, restrictions, preferences and other terms and provisions of Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 6.250% Series A Mandatory Convertible Preferred Stock of Avantor, Inc. dated May 20, 2019 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.
Reference is hereby made to the provisions of Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the below authorized Officers of the Corporation this [ ] of [ ] [ ].

Avantor, Inc.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNATURE
These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [ ], [ ]

American Stock Transfer & Trust Company, LLC as Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR 6.250% SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK]
Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations when, as and if declared by the Board of Directors.
The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.
The Corporation shall furnish without charge to each Holder who so requests the powers, designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Convert 6.250% Series A Mandatory Convertible Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.250% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of Avantor, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [ ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below.
If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
Applicable Conversion Rate:
Shares of Mandatory Convertible Preferred Stock to be Converted:
Shares of Common Stock to be Issued:*
Signature:
Name:
Address:**
Fax No.:
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*    The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**    Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6.250% Series A Mandatory Convertible Preferred Stock evidenced hereby to:
(Insert assignee’s social security or taxpayer identification number, if any)
(Insert address and zip code of assignee)
and irrevocably appoints:
as agent to transfer the shares of 6.250% Series A Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I
Avantor, Inc.
Global Preferred Certificate
6.250% Series A Mandatory Convertible Preferred Stock
Certificate Number:
The number of shares of Mandatory Convertible Preferred Stock initially represented by this Global Preferred Certificate shall be [ ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatory Convertible Preferred Stock evidenced by this Global Preferred Certificate in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Certificate	Amount of Increase in Number of Shares Represented by this Global Preferred Certificate	Number of Shares Represented by this Global Preferred Certificate following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

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(I)    Attach Schedule I only to Global Preferred Certificate.